Exhibit 99.1

PRESS RELEASE

Ingles Markets, Inc. Contact: Pat Jackson, Chief Financial Officer pjackson@ingles-markets.com (828) 669-2941 (Ext. 223)	December 27, 2024 For Immediate Release

Ingles Markets, Incorporated Reports

Results for Fourth Quarter and Fiscal Year 2024

ASHEVILLE, N.C. - Ingles Markets, Incorporated (NASDAQ: IMKTA) today reported results for the three and twelve months ended September 28, 2024.

Robert P. Ingle II, Chairman of the Board, stated, “After Hurricane Helene impacted our communities, I am proud of how not only our associates came together, but our entire region. We are truly thankful for all the volunteers and the outpouring of support for our region.”

Impact of Hurricane Helene

On September 27, 2024, Hurricane Helene severely impacted western North Carolina, including the area where the Company’s headquarters are located, resulting in catastrophic flooding which caused power, communication and water outages, and major road closures. For the quarter and year ended September 28, 2024, the Company recognized an impairment loss of $30.4 million related to inventory damaged or destroyed by Hurricane Helene. Additionally, the Company also recognized a property and equipment impairment loss of $4.5 million for the quarter and year ended September 28, 2024.

Fourth Quarter Results

Net sales totaled $1.40 billion for the quarter ended September 28, 2024, compared with $1.58 billion for the quarter ended September 30, 2023. Fourth quarter results of fiscal 2024 had 13 weeks compared to 14 weeks for the fourth quarter of fiscal 2023.

Gross profit for the fourth quarter of fiscal 2024 totaled $299.4 million, or 21.4% of sales. Gross profit for the fourth quarter of fiscal 2023 was $369.7 million, or 23.3% of sales.

Operating and administrative expenses for the fourth quarter of fiscal 2024 totaled $301.0 million compared with $299.4 million for the fourth quarter of fiscal 2023.

Interest expense totaled $5.2 million for the fourth quarter of fiscal 2024 compared with $5.9 million for the fourth quarter of fiscal 2023. Total debt at the end of fiscal 2024 was $532.6 million compared with $550.2 million at the end of fiscal 2023.

Net loss totaled $1.5 million for the fourth quarter of fiscal 2024 quarter compared with net income of $52.6 million for the fourth quarter of fiscal 2023. Basic and diluted losses per share for Class A Common Stock were $0.08, for the quarter ended September 28, 2024, compared with basic and diluted earnings per share of $2.83 and $2.77, respectively, for the quarter ended September 30, 2023. Basic and diluted losses per share for Class B Common Stock were each $0.07 for the quarter ended September 28, 2024, compared with basic and diluted income per share of $2.57 for the quarter ended September 30, 2023.

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PRESS RELEASE

Annual Results

Net sales totaled $5.64 billion for the fiscal year ended September 28, 2024, compared with $5.89 billion for the fiscal year ended September 30, 2023. The fiscal year ended September 28, 2024, had 52 weeks, and the fiscal year ended September 30, 2023, had 53 weeks.

Gross profit for the fiscal year ended September 28, 2024, totaled $1.3 billion, or 23.1% of sales. Gross profit for the fiscal year ended September 30, 2023, totaled $1.4 billion, or 23.8% of sales.

Operating and administrative expenses totaled $1.2 billion for the fiscal year ended September 28, 2024, and $1.1 billion for the fiscal year ended September 30, 2023.

Interest expense was $21.9 million for the fiscal year ended September 28, 2024, compared with $22.1 million for the fiscal year ended September 30, 2023.

Net income totaled $105.5 million for the fiscal year ended September 28, 2024, compared with $210.8 million for the fiscal year ended September 30, 2023. Basic and diluted earnings per share for Class A Common Stock were $5.68 and $5.56, respectively, for the fiscal year ended September 28, 2024, compared with $11.35 and $11.10, respectively, for the fiscal year ended September 30, 2023. Basic and diluted earnings per share for Class B Common Stock were each $5.16 for the fiscal year ended September 28, 2024, compared with basic and diluted earnings per share of $10.32 for the fiscal year ended September 30, 2023.

Capital expenditures for the 2024 fiscal year totaled $210.9 million compared with $173.6 million for the 2023 fiscal year.

The Company currently has the full amount available under its $150.0 million line of credit. The Company believes its financial resources, including the line of credit and other internal and anticipated external sources of funds, will be sufficient to meet planned capital expenditures, debt service and working capital requirements for the foreseeable future.

About Ingles Markets, Incorporated

Ingles Markets, Incorporated is a leading grocer with operations in six southeastern states. Headquartered in Asheville, North Carolina, the Company operates 198 supermarkets. In conjunction with its supermarket operations, the Company operates neighborhood shopping centers, most of which contain an Ingles supermarket. The Company also owns a fluid dairy facility that supplies Ingles supermarkets and unaffiliated customers. To learn more about Ingles Markets visit ingles-markets.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things: business and economic conditions generally in the Company’s operating area, including inflation or deflation; shortages of labor, distribution capacity, and some product shortages; inflation in food, labor and gasoline prices; the Company’s ability to successfully implement our expansion and operating strategies; pricing pressures and other competitive factors, including online-based procurement of products the Company sells; sudden or significant changes in the availability of gasoline and retail gasoline prices; the maturation of new and expanded stores; general concerns about food safety; the Company’s ability to manage technology and data security; the availability and terms of financing; and increases in costs, including food, utilities, labor and other goods and services significant to the Company’s operations. Detailed information about these factors and additional important factors can be found in the documents that the Company files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.

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PRESS RELEASE

INGLES MARKETS, INCORPORATED
(Amounts in thousands except per share data)
Unaudited Financial Highlights
Consolidated Statements of Income

	Quarter Ended		Year Ended
	Sept. 28,	Sept. 30,	Sept. 28,	Sept. 30,
	2024	2023	2024	2023

Net sales	$1,397,529	$1,584,995	$5,639,609	$5,892,782
Gross profit	299,391	369,720	1,299,835	1,404,915
Operating and administrative expenses	300,958	299,400	1,161,797	1,115,381
Gain from sale or disposal of assets	124	1,276	9,106	2,770
(Loss) income from operations	(1,443)	71,596	147,144	292,304
Other income, net	3,675	2,978	14,217	8,269
Interest expense	5,207	5,935	21,860	22,068
Income tax (benefit) expense	(1,502)	15,998	33,960	67,693
Net (loss) income	$(1,473)	$52,641	$105,541	$210,812

Basic (loss) earnings per common share – Class A	$(0.08)	$2.83	$5.68	$11.35
Diluted (loss) earnings per common share – Class A	$(0.08)	$2.77	$5.56	$11.10
Basic (loss) earnings per common share – Class B	$(0.07)	$2.57	$5.16	$10.32
Diluted (loss) earnings per common share – Class B	$(0.07)	$2.57	$5.16	$10.32

Additional selected information:
Depreciation and amortization expense	$34,091	$29,162	$121,623	$115,979
Rent expense	$2,111	$2,731	$9,703	$10,592

Consolidated Balance Sheets

	Sept. 28,	Sept. 30,
	2024	2023
ASSETS
Cash and cash equivalents	$353,688	$328,540
Receivables-net	78,266	107,571
Inventories	462,085	493,860
Other current assets	31,509	22,586
Property and equipment-net	1,526,708	1,431,872
Other assets	75,627	89,417
TOTAL ASSETS	$2,527,883	$2,473,846

LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt	$17,521	$17,527
Accounts payable, accrued expenses and current portion of other long-term liabilities	303,101	313,007
Deferred income taxes	63,767	67,187
Long-term debt	515,102	532,632
Other long-term liabilities	82,643	84,521
Total Liabilities	982,134	1,014,874
Stockholders' equity	1,545,749	1,458,972
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$2,527,883	$2,473,846

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